Exhibit 99.1

Priceline.com Reports Financial Results For 3rd Quarter 2008

     NORWALK, Conn., November 6, 2008 . . .. Priceline.com Incorporated® (Nasdaq: PCLN) today reported its financial results for the 3rd quarter 2008.  Gross travel bookings for the 3rd quarter, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, rose 47.4% year-over-year to $2 billion.

Priceline.com had GAAP revenues in the 3rd quarter of $561.6 million, a 34.6% increase over a year ago.  The Company’s international operations contributed revenues in the 3rd quarter of $223.7 million, a 69.7% increase versus a year ago (approximately 63% growth on a local currency basis). GAAP gross profit for the 3rd quarter was $316.1 million, a 56.2% increase from the prior year.  The Company’s international operations contributed gross profit in the 3rd quarter of $222.5 million, a 70.0% increase versus a year ago (approximately 63% growth on a local currency basis). Priceline.com had GAAP net income for the 3rd quarter of $88.0 million or $1.81 per diluted share, compared to GAAP net income of $104.4 million or $2.27 per diluted share in the 3rd quarter 2007.  GAAP net income for the 3rd quarter of 2007 was positively affected by a non-cash tax benefit in the amount of $47.9 million, from reversing a portion of priceline.com’s deferred tax asset valuation allowance in the period.

Priceline.com reported pro forma revenues in the 3rd quarter of $561.6 million, a 34.7% increase over a year ago.  Pro forma gross profit for the 3rd quarter was $316.1 million, an increase of 56.5% over the same period in the prior year.  Pro forma EBITDA for the 3rd quarter 2008 amounted to $152.4 million, an increase of 69.4% over a year ago.  Pro forma net income in the 3rd quarter was $116.8 million, or $2.39 per diluted share, an increase of 51.3% over a year ago.  First Call analyst consensus for the 3rd quarter 2008 was $2.10 per diluted share. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

“Priceline delivered strong growth in the United States and in our international business despite deteriorating global economic conditions towards the end of the quarter,” said Jeffery H. Boyd, priceline.com’s President and Chief Executive Officer.  “Our domestic gross bookings grew at what we believe is a market-leading 32.8% as our value brand and low prices appealed to cost-conscious consumers and suppliers used our opaque distribution to move unsold inventory in the face of slowing demand.  Our international operations generated gross bookings growth of 58.6% (approximately 45% growth on a local currency basis) in the 3rd quarter, with Booking.com growing its supplier base by 50% year-over-year to approximately 57,000 hotels and Booking.com and Agoda.com continuing to build the business in Asia.”

(more)

Mr. Boyd continued, “While we are proud of the results achieved in the third quarter, evidence of global economic weakness became more pronounced in our international business in late September and October, particularly the substantial decline in the value of the Euro and decreasing transaction growth rates and hotel average daily rates tied to softening hotel demand and occupancy.  The velocity of economic change in this environment makes it difficult to precisely predict the future trajectory of any business.  However, we believe priceline.com’s brands are well-positioned to compete in economic down-cycles and we intend to continue building our business around the world to maximize our participation in the global secular movement of travel planning and purchase to the internet.”

Forward Guidance

Priceline.com said it was targeting the following for 4th quarter 2008:

•                  Year-over-year increase in gross travel bookings of approximately 7.5 - 17.5%.

•                  Year-over-year increase in international gross travel bookings of approximately 0 - 10% (approximately 10 - 20% on a local currency basis).

•                  Year-over-year increase in revenue of approximately 12 - 14%.

•                  Year-over-year increase in pro forma gross profit of approximately 12.5 - 17.5%.

•                  Pro forma EBITDA of approximately $60 million to $66 million.

•                  Pro forma net income of between $1.00 and $1.10 per diluted share.

Given the current macro-economic conditions, the Company noted that its actual performance during the 4th quarter 2008 against the guidance above would be subject to greater variability than it had been in the past.

Pro forma guidance for the 4th quarter 2008:

•                  excludes non-cash amortization expense of acquisition-related intangibles,

•                  excludes non-cash stock-based compensation expense,

•                  excludes payroll tax expense related to stock-based compensation,

•                  excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                  includes the anti-dilutive impact of the “Conversion Spread Hedges” (see “Non-GAAP Financial Measures” below) on outstanding diluted common shares, and

•                  includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because pro forma net income has been adjusted to exclude stock-based compensation.

In addition, pro forma EBITDA excludes depreciation and amortization expense and includes the impact of foreign currency transactions and other expenses.

When aggregated, the foregoing adjustments are expected to increase pro forma EBITDA over GAAP operating income by approximately $24 million in 4th quarter.

In addition, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $20 million in the 4th quarter 2008.  On a per share basis, the Company estimates GAAP net income of approximately $0.55 to $0.65 per diluted share for the 4th quarter 2008.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”).  FSP APB 14-1 requires cash settled convertible debt, such as our convertible senior notes, to be separated into debt and equity components at issuance and a value to be assigned to each.

The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar bond without the conversion feature.  The difference between the bond cash proceeds and this estimated fair value, representing the value assigned to the equity component, is recorded as a debt discount and amortized to interest expense over the life of the bond.  Although FSP APB 14-1 will have no impact on our actual past or future cash flows, it will require us to restate our previously issued financial statements and record a significant amount of non-cash interest expense as the debt discount is amortized and may result in losses on extinguishment that would not have occurred under previous GAAP.  FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company expects that it will have a material adverse impact on our GAAP results of operations and earnings per share.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

— adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, or the outbreak of an epidemic or pandemic disease;

— adverse changes in the Company’s relationships with airlines and other product and  service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

— fluctuations in foreign exchange rates;

— the effects of increased competition;

— a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

— our ability to expand successfully in international markets;

— the ability to attract and retain qualified personnel;

— difficulties integrating recent or future acquisitions, such as the 4th quarter 2007 acquisition of Agoda, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

— the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

— systems-related failures and/or security breaches, including without limitation, “denial-of-service” type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

—legal and regulatory risks;

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma EBITDA represents GAAP operating income excluding depreciation and amortization expense, plus foreign currency transactions and other expense and the applicable pro forma adjustments described below.

Pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma revenue, pro forma gross profit, pro forma EBITDA, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. These pro forma metrics, in particular pro forma EBITDA and pro forma net income, are not intended to represent funds available for priceline.com’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP.  The items excluded from these pro forma metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Pro forma financial information is adjusted for the following items:

•                  Cash expenses incurred in 2007 associated with the settlement of the 2000 securities litigation is excluded because of the non-recurring nature of the settlement.

•                  Cash benefit recorded in 2007 associated with the refund by the Internal Revenue Service of excise taxes paid on merchant airline tickets is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded because they do not impact cash earnings and are reflected in earnings per share through increased share count.

•                  Payroll tax expense related to stock-based compensation is excluded because the expense is driven primarily by stock option exercise and share award vesting activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  Income tax benefit (expense) is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards. In addition, pro forma income tax expense is adjusted to exclude the non-cash tax benefit from reversing $47.9 million of priceline.com’s deferred tax asset valuation allowance in 3rd quarter 2007.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

•                  net income is adjusted for the impact of the pro forma adjustments described above

•                  fully diluted share count is adjusted to include the anti-dilutive impact of “Conversion Spread Hedges” related to priceline.com’s convertible securities that increase the effective conversion price of the currently outstanding 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge in 2011 and 2013 if and when shares are delivered.

•                  All common stock warrants and unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

About Priceline.com(R) Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) www.priceline.com provides online travel services in 25 languages in over 70 countries in Europe, North America, Asia, the Middle East and Africa.  Included in the priceline.com family of companies is Booking.com, a leading international online hotel reservation service, priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Agoda.com, an Asian online hotel reservation service.

Priceline.com believes that Booking.com is Europe’s largest and fastest growing hotel reservation service, with a network of affiliated Web sites. Booking.com operates in over 70 countries in 19 languages and offers its customers access to approximately 57,000 participating hotels worldwide.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service.  In addition to getting great published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter advanced search technology, customize their search activity through priceline.com’s Inside Track features, create packages to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.

Priceline.com also operates the following travel websites: Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com. Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$413,386	$385,359
Restricted cash	2,835	1,350
Short-term investments	38,850	122,499
Accounts receivable, net of allowance for doubtful accounts of $4,411 and $2,309, respectively	138,875	70,712
Prepaid expenses and other current assets	45,226	33,080
Total current assets	639,172	613,000

Long-term investments	14,304	2,451
Property and equipment, net	28,450	27,088
Intangible assets, net	213,392	182,748
Goodwill	353,407	287,159
Deferred taxes	189,471	218,519
Other assets	17,917	19,891

Total assets	$1,456,113	$1,350,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$65,802	$47,708
Accrued expenses and other current liabilities	92,694	59,589
Deferred merchant bookings	30,454	17,750
Convertible debt	467,519	569,796
Total current liabilities	656,469	694,843

Deferred taxes	54,358	46,502
Other long-term liabilities	16,866	13,368
Total liabilities	727,693	754,713

Commitments and Contingencies
Minority interest	—	17,036

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 47,007,186, and 45,117,685 shares issued, respectively	362	346
Treasury stock, 6,682,847 and 6,646,408 shares, respectively	(493,442)	(489,106)
Additional paid-in capital	2,164,029	2,124,029
Accumulated deficit	(946,288)	(1,106,506)
Accumulated other comprehensive income	3,759	50,344
Total stockholders’ equity	728,420	579,107

Total liabilities and stockholders’ equity	$1,456,113	$1,350,856

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Merchant revenues, including $395 and $18,592 excise tax refund in the three and nine months ended September 30, 2007	$323,957	$275,211	$949,345	$776,131
Agency revenues	232,638	139,623	515,819	292,478
Other revenues	5,014	2,453	13,600	5,947
Total revenues	561,609	417,287	1,478,764	1,074,556

Cost of revenues(1)	245,531	214,956	727,858	595,297

Gross profit	316,078	202,331	750,906	479,259

Operating expenses:
Advertising - Offline	8,293	8,413	30,252	29,028
Advertising - Online	84,291	53,844	214,952	129,241
Sales and marketing	21,452	13,093	57,715	36,027
Personnel, including stock-based compensation of $10,055,
$4,127, $29,070, $10,759, respectively	45,259	27,182	121,787	72,108
General and administrative, including net cost of litigation settlement of $126 and $55,365 for the three and nine months ended September 30, 2007, respectively	13,524	9,241	39,519	82,893
Information technology	4,402	3,343	13,688	9,406
Depreciation and amortization	10,935	9,131	32,352	26,633

Total operating expenses	188,156	124,247	510,265	385,336

Operating income	127,922	78,084	240,641	93,923

Other income (expense):
Interest income, including $77 and $3,346 of interest on excise tax refund for the three and nine months ended September 30, 2007	3,061	6,063	10,138	20,377
Interest expense	(1,763)	(2,607)	(6,787)	(7,560)
Other	3,500	(1,316)	(1,552)	(1,862)
Total other income (expense)	4,798	2,140	1,799	10,955

Earnings before income taxes, equity in loss of investees and minority interests	132,720	80,224	242,440	104,878
Income tax benefit (expense)	(42,852)	26,657	(78,581)	23,287
Equity in loss of investees and minority interests	(1,900)	(2,516)	(3,641)	(3,945)
Net income	87,968	104,365	160,218	124,220
Preferred stock dividend	—	—	—	(1,555)

Net income applicable to common stockholders	$87,968	$104,365	$160,218	$122,665

Net income applicable to common stockholders per basic common share	$2.22	$2.76	$4.12	$3.27

Weighted average number of basic common shares outstanding	39,715	37,803	38,905	37,533

Net income applicable to common stockholders per diluted common share	$1.81	$2.27	$3.25	$2.79

Weighted average number of diluted common shares outstanding	48,656	45,924	49,344	43,924

(1)                      Cost of revenues entirely reflect Name Your Own Price® transactions whose revenues are recorded “gross” with a corresponding cost of revenue while retail transactions are recorded “net” with no corresponding cost of revenues.

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2008	2007
OPERATING ACTIVITIES:
Net income	$160,218	$124,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,799	8,260
Amortization	21,825	18,373
Provision for uncollectible accounts, net	5,351	2,138
Deferred income taxes	22,469	(49,883)
Stock-based compensation expense	29,070	10,759
Amortization of debt issuance costs	2,323	2,356
Equity in loss of investees, net and minority interests	3,641	3,945
Loss on impairment of investment	843	—
Changes in assets and liabilities:
Accounts receivable	(80,960)	(53,568)
Prepaid expenses and other current assets	(2,662)	(4,950)
Accounts payable, accrued expenses and other current liabilities	58,518	26,501
Other	3,765	1,183
Net cash provided by operating activities	235,200	89,334
INVESTING ACTIVITIES:
Purchase of investments	(115,005)	(118,255)
Maturity of investments	185,226	35,202
Purchase of shares held by minority interests	(153,564)	(15,013)
Acquisitions and other equity investments, net of cash acquired	(593)	—
Additions to property and equipment	(12,885)	(11,012)
Change in restricted cash	(1,500)	(228)
Net cash used in investing activities	(98,321)	(109,306)
FINANCING ACTIVITIES:
Repurchase of common stock	(4,336)	(2,223)
Proceeds from exercise of stock options	4,475	16,197
Payments related to conversion of senior notes	(102,409)	—
Payment of debt issuance costs	—	(1,309)
Excess tax benefit on stock-based compensation	6,541	1,434
Net cash (used in) provided by financing activities	(95,729)	14,099
Effect of exchange rate changes on cash and cash equivalents	(13,123)	5,804
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28,027	(69)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	385,359	423,577
CASH AND CASH EQUIVALENTS, END OF PERIOD	$413,386	$423,508
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$46,280	$22,111
Cash paid during the period for interest	$6,325	$5,847

priceline.com Incorporated
RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION
(unaudited)
(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA	Three Months Ended September 30		Nine Months Ended September 30
REVENUES	2008	2007	2008	2007

GAAP Revenues	$561,609	$417,287	$1,478,764	$1,074,556

(a) Airline excise tax refund	—	(395)	—	(18,592)

Pro Forma Revenues	$561,609	$416,892	$1,478,764	$1,055,964

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT		Three Months Ended September 30		Nine Months Ended September 30
		2008	2007	2008	2007

	GAAP Gross profit	$316,078	$202,331	$750,906	$479,259

(a)	Airline excise tax refund	—	(395)	—	(18,592)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—

	Pro Forma Gross profit	$316,078	$201,936	$751,178	$460,667

RECONCILIATION OF GAAP OPERATING INCOME		Three Months Ended September 30		Nine Months Ended September 30
TO PRO FORMA EBITDA		2008	2007	2008	2007

	GAAP Operating income	$127,922	$78,084	$240,641	$93,923

(a)	Airline excise tax refund	—	(395)	—	(18,592)
(c)	Stock-based compensation	10,055	4,127	29,070	10,759
(d)	Securities litigation settlement, net of insurance contribution	—	126	—	55,365
(d)	Stock-based compensation payroll taxes	36	228	709	760
(k)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—
(k)	Depreciation and amortization	10,935	9,131	32,352	26,633
(l)	Foreign currency transactions and other	3,500	(1,316)	(1,552)	(1,862)

	Pro Forma EBITDA	$152,448	$89,985	$301,492	$166,986

RECONCILIATION OF GAAP TO PRO FORMA NET		Three Months Ended September 30		Nine Months Ended September 30
INCOME		2008	2007	2008	2007

	GAAP Net income	$87,968	$104,365	$160,218	$122,665

(a)	Airline excise tax refund	—	(395)	—	(18,592)
(b)	Amortization of acquired intangible assets in Cost of revenues	—	—	272	—
(b)	Amortization of acquired intangible assets in Depreciation and amortization	7,352	6,117	21,553	18,324
(c)	Stock-based compensation	10,055	4,127	29,070	10,759
(d)	Securities litigation settlement, net of insurance contribution	—	126	—	55,365
(d)	Stock-based compensation payroll taxes	36	228	709	760
(e)	Accrued interest income on excise tax refund	—	(77)	—	(3,346)
(f)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes	11,620	(42,746)	21,469	(50,449)
(g)	Impact on minority interests of other pro forma adjustments	(243)	(204)	(818)	(774)
(h)	Preferred stock dividend	—	—	—	1,555

	Pro Forma Net income	$116,788	$71,541	$232,473	$136,267

RECONCILIATION OF GAAP TO PRO FORMA NET		Three Months Ended September 30		Nine Months Ended September 30
INCOME PER DILUTED COMMON SHARE		2008	2007	2008	2007

	GAAP Weighted average number of diluted common shares outstanding	48,656	45,924	49,344	43,924

(i)	Adjustment for Conversion Spread Hedges	(884)	(1,140)	(767)	(1,406)
(j)	Adjustment for warrants and restricted stock	1,091	584	1,002	580

	Pro Forma Weighted average number of diluted common shares outstanding	48,863	45,368	49,579	43,098

	Net income applicable to common stockholders per diluted common share

	GAAP	$1.81	$2.27	$3.25	$2.79

	Pro Forma	$2.39	$1.58	$4.69	$3.16

(a)	Airline excise tax refund is recorded in Merchant revenue.
(b)	Amortization of acquired intangible assets is recorded in Cost of revenues and Depreciation and amortization.
(c)	Stock-based compensation is recorded in Personnel expense.
(d)	Securities litigation settlement and stock-based compensation payroll taxes are recorded in General and administrative expense.
(e)	Accrued interest income on airline excise tax refund is recorded in Interest income.
(f)	Adjustments for the tax impact of certain of the pro forma adjustments and to exclude non-cash income taxes are recorded in Income tax expense.
(g)	Impact on minority interests of other pro forma adjustments are recorded in Equity in loss of investees and minority interests.
(h)	Preferred stock dividend is recorded in the respective expense line item.
(i)

Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the currently outstanding Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share. Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(j)

All common stock warrants and shares of restricted common stock, restricted stock units and performance share units are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

(k)	Depreciation and amortization are excluded from Operating income to calculate EBITDA.
(l)	Foreign currency transactions and other are added to Operating income to calculate EBITDA.

priceline.com Incorporated

Statistical Data

In thousands

(Unaudited)

Gross Bookings	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08
Domestic	$570,757	$504,752	$423,275	$478,812	$547,787	$602,205	$525,571	$720,968	$872,284	$799,578
International**	356,593	398,416	319,136	519,679	687,124	788,478	679,760	1,037,644	1,237,681	1,250,850
Total	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331	$1,758,612	$2,109,965	$2,050,427

Agency	$609,284	$600,406	$491,070	$710,528	$919,260	$1,042,619	$912,698	$1,370,119	$1,656,775	$1,603,693
Merchant**	318,066	302,762	251,340	287,963	315,651	348,064	292,633	388,493	453,190	446,734
Total	$927,350	$903,168	$742,410	$998,491	$1,234,911	$1,390,683	$1,205,331	$1,758,612	$2,109,965	$2,050,427

Year/Year Growth
Domestic	16.0%	13.1%	11.9%	1.0%	-4.0%	19.3%	24.2%	50.6%	59.2%	32.8%
International	360.0%	141.7%	101.4%	90.5%	92.7%	97.9%	113.0%	99.7%	80.1%	58.6%
excluding F/X impact	361.5%	131.8%	86.3%	74.5%	79.6%	83.4%	89.9%	75.0%	55.8%	44.7%

Agency	128.7%	74.9%	51.6%	47.9%	50.9%	73.7%	85.9%	92.8%	80.2%	53.8%
Merchant	5.0%	13.0%	18.1%	8.1%	-0.8%	15.0%	16.4%	34.9%	43.6%	28.3%

Total	62.8%	47.8%	38.3%	33.7%	33.2%	54.0%	62.4%	76.1%	70.9%	47.4%

Units Sold	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08

Airline Tickets	821	666	588	639	687	819	790	1,169	1,362	1,186
Year/Year Growth	4.1%	-2.0%	0.9%	-12.2%	-16.3%	23.0%	34.4%	83.0%	98.2%	44.8%

Hotel Room-Nights	4,995	5,238	4,265	5,955	7,242	7,964	6,616	9,375	10,879	11,434
Year/Year Growth	82.5%	49.7%	43.7%	43.4%	45.0%	52.0%	55.1%	57.4%	50.2%	43.6%

Rental Car Days	2,000	2,044	1,789	2,003	2,278	2,338	2,002	2,612	2,815	2,333
Year/Year Growth	30.3%	20.8%	36.1%	23.6%	13.9%	14.4%	11.9%	30.4%	23.6%	-0.2%

	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08
Revenue	$307,651	$313,467	$260,071	$301,389	$355,880	$417,287	$334,853	$403,180	$513,976	$561,609
Year/Year Growth	15.4%	21.1%	27.5%	24.6%	15.7%	33.1%	28.8%	33.8%	44.4%	34.6%

Gross Profit	$105,804	$123,547	$99,517	$119,717	$157,211	$202,331	$160,152	$181,103	$253,725	$316,078
Year/Year Growth	62.2%	54.4%	53.3%	65.7%	48.6%	63.8%	60.9%	51.3%	61.4%	56.2%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

** Includes $32.4 million, $24.2 million, $24.6 million and $13.4 million of Agoda gross bookings in 3Q08, 2Q08, 1Q08 and 4Q07, respectively since acquisition on November 6, 2007.

priceline.com Incorporated

Estimated Impact of Share Price Movements on Weighted Average GAAP and Pro Forma Diluted Shares Outstanding

In millions

(Unaudited)

The following table is intended to demonstrate the estimated potential impact of share price movements on the number of equivalent shares included in the fully diluted share count used to calculate diluted earnings per share.  Actual results are likely to differ due to the impact of option exercises, equity repurchases, issuances and forfeitures of restricted stock, restricted stock units and performance share units, any conversions of our convertible notes and the elimination of the anti-dilutive impact of our conversion spread hedges associated with the convertible notes converted prior to maturity. The table below is for illustrative purposes only; the Company is unable to predict its future stock price and the Company’s stock could trade below or above the per share prices in the table below.

		Estimated Weighted Average Number of Diluted Shares Outstanding
		GAAP			Adjustments(1)			Pro Forma
		4Q08	2008	2009	4Q08	2008	2009	4Q08	2008	2009
Closing Share Price Assumption(2)	$30.00	42.4	48.2	42.1	0.9	0.2	1.1	43.4	48.5	43.2
	$35.00	43.1	48.3	42.2	0.4	0.3	1.1	43.6	48.5	43.3
	$40.00	43.8	48.3	42.4	(0.1)	0.3	1.1	43.7	48.6	43.5
	$45.00	44.3	48.3	43.5	(0.5)	0.3	0.3	43.8	48.6	43.8
	$50.00	44.8	48.4	44.4	(0.4)	0.3	(0.3)	44.3	48.7	44.1
	$55.00	45.2	48.4	45.2	(0.4)	0.3	(0.2)	44.8	48.7	44.9
	$60.00	45.6	48.4	45.8	(0.3)	0.3	(0.1)	45.3	48.7	45.7
	$65.00	45.9	48.5	46.4	(0.2)	0.3	—	45.7	48.8	46.3
	$70.00	46.3	48.5	46.8	(0.2)	0.3	—	46.1	48.8	46.9
	$75.00	46.6	48.5	47.2	(0.1)	0.3	0.1	46.4	48.9	47.4
	$80.00	46.8	48.6	47.6	(0.1)	0.3	0.2	46.8	48.9	47.8
	$85.00	47.1	48.6	47.9	—	0.3	0.2	47.1	48.9	48.1
	$90.00	47.3	48.6	48.2	—	0.3	0.3	47.3	49.0	48.5
	$95.00	47.5	48.7	48.5	0.1	0.3	0.3	47.6	49.0	48.8
	$100.00	47.7	48.7	48.7	0.1	0.3	0.4	47.8	49.0	49.0
	$105.00	47.9	48.7	48.9	0.1	0.3	0.4	48.0	49.1	49.3
	$110.00	48.0	48.8	49.1	0.2	0.3	0.4	48.2	49.1	49.5
	$115.00	48.2	48.8	49.3	0.2	0.4	0.5	48.4	49.1	49.7
	$120.00	48.4	48.8	49.4	0.2	0.4	0.5	48.6	49.2	49.9
	$125.00	48.5	48.8	49.6	0.3	0.4	0.5	48.7	49.2	50.1
	$130.00	48.6	48.9	49.7	0.3	0.4	0.5	48.9	49.2	50.2

(1)                                  Reflects the anti-dilutive impact of the “Conversion Spread Hedges” associated with convertible notes that remain outstanding to maturity and the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

(2)                                  Estimated weighted average number of diluted shares outstanding is estimated as follows:
4Q08: Uses actual daily share prices from October 1, 2008 through November 5, 2008, and the closing share price assumption from November 6, 2008 through December 31, 2008.
2008:  Uses actual daily share prices from January 1, 2008 through November 5, 2008, and the closing share price assumption from November 6, 2008 through December 31, 2008.
2009:  Uses the closing share price assumption from January 1, 2009 through December 31, 2009.